Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces Preliminary Fiscal 2024

Financial Results and Introduces Fiscal 2025 Outlook

DOTHAN, AL, October 21, 2024 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced preliminary financial results for fiscal year 2024 and introduced fiscal year 2025 outlook ranges.

Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “Today we are announcing our preliminary fiscal 2024 financial results, reflecting a record fourth quarter despite the significant impacts of Hurricanes Debby, Francine, and Helene in August and September. We are pleased with our family of companies’ strong operational performance across our 75 Sunbelt markets, as our more than 5,000 employees overcame these numerous weather challenges to complete a record fiscal year that generated revenue growth of nearly 17 percent, net income growth of more than 40 percent, and increased Adjusted EBITDA(1) of approximately 27 percent compared to fiscal 2023, including a return to expected Adjusted EBITDA Margin(1) of approximately 12 percent.”

Preliminary Fiscal 2024 Financial Results

Revenue in fiscal 2024 is expected to be in the range of $1.821 billion to $1.825 billion, compared to $1.563 billion in fiscal 2023.

Net income in fiscal 2024 is expected to be in the range of $68 million to $70 million, compared to $49 million in fiscal 2023.

Adjusted EBITDA(1) in fiscal 2024 is expected to be in the range of $219 million to $222 million, compared to $172.6 million in fiscal 2023.

Adjusted EBITDA Margin(1) in fiscal 2024 is expected to be in the range of 12.0% to 12.2%, compared to 11.0% in fiscal 2023.

Project backlog is expected to be approximately $1.95 billion as of September 30, 2024, compared to $1.86 billion at June 30, 2024.

The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the above preliminary financial information or its audit of the Company’s financial statements for the fiscal year ended September 30, 2024. The Company’s actual results may differ from these estimates as a result of the Company’s year-end closing procedures, review adjustments and other developments that may arise between now and the time the Company’s financial results for the fiscal year ended September 30, 2024 are finalized.

Fiscal Year 2025 Outlook

The Company’s outlook for fiscal year 2025 with regard to revenue, net income, Adjusted EBITDA and Adjusted EBITDA Margin is as follows:

•	Revenue in the range of $2.420 billion to $2.520 billion

(1)

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

•	Net income in the range of $90 million to $106 million

•	Adjusted EBITDA(1) in the range of $338 million to $368 million

•	Adjusted EBITDA Margin(1) in the range of 14.0% to 14.6%

The Company’s outlook for fiscal year 2025 includes the expected results of Asphalt Inc., LLC d/b/a Lone Star Paving (“Lone Star”), a vertically integrated asphalt manufacturing and paving company headquartered in Austin, Texas that the Company has agreed to acquire pursuant to a definitive agreement. CPI has assumed for purposes of the fiscal 2025 outlook that the pending acquisition of Lone Star Paving will close by the end of the first quarter of fiscal 2025 and begin contributing to the Company’s financial results in the second quarter of fiscal 2025. Lone Star Paving’s project backlog was approximately $660 million at September 30, 2024.

Smith commented, “As CPI moves into fiscal year 2025, we continue to project growth and enhanced profitability on our path to our ROAD-Map 2027 goals. With the announcement today of our transformational acquisition of Lone Star Paving as our Texas platform company, the anticipated timeline to achieve those ROAD-Map 2027 goals has been accelerated by almost two years. Lone Star’s experienced and talented management team has built a dominant market share in central Texas and serves three of the fastest growing markets in the country, supported by a well-funded state infrastructure program in Texas. The transaction will be immediately accretive to earnings. Moving forward, we will continue to benefit from opportunities afforded by a generational investment in infrastructure, the fast-growing economies in the Sunbelt, and numerous organic and acquisitive growth opportunities to scale our organization and deliver value to our stockholders.”

Conference Call Information

The Company’s management will host a conference call for investors today, October 21, 2024 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call may be accessed by dialing (201) 389-0872 or via webcast at https://ir.constructionpartners.net/events-presentations.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The Company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. These forward-looking statements include, among others, statements regarding the Company’s expected revenue, net income, Adjusted EBITDA, Adjusted EBITDA Margin for the fiscal year ended September 30, 2024, the Company’s fiscal year 2025 outlook, the effect and timing of the Company’s acquisition of Lone Star, and the Company’s business strategy. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, include, among others: the preliminary financial information remaining subject to changes and finalization based upon management’s ongoing review of results for the fiscal year ended September 30, 2024 and the completion of all year-end closing procedures; the ability of the Company, Lone Star and the sellers to satisfy the closing conditions of the acquisition in the expected timeframe, or at all; the Company’s ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to the Company’s operating strategy; competition for projects in the Company’s local markets; risks associated with the Company’s capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; the Company’s ability to obtain sufficient bonding capacity to undertake certain projects; the Company’s ability to accurately estimate the overall risks, requirements or costs when it bids on or negotiate contracts that are ultimately awarded to the Company; the cancellation of a significant number of contracts or the Company’s disqualification from bidding for new contracts; risks related to adverse weather conditions; the Company’s substantial indebtedness and the restrictions imposed on the Company by the terms thereof; the Company’s ability to maintain favorable relationships with third parties that supply the Company with equipment and essential supplies; the Company’s ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to the Company’s information technology systems and infrastructure; the Company’s ability to maintain effective internal control over financial reporting; and the other risks, uncertainties and factors set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements, except to the extent required by applicable law.

Contact:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

- Financial Statements Follow –

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt, and (vi) extraordinary acquisition expenses incurred outside the ordinary course of the Company’s business that the Company does not expect to reoccur. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. These metrics are supplemental measures of the Company’s operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of the Company’s operating performance. The Company presents Adjusted EBITDA and Adjusted EBITDA Margin because management uses these measures as key performance indicators, and management believes that securities analysts, investors and others use these measures to evaluate companies in the Company’s industry. The Company’s calculation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Preliminary Fiscal Year 2024 Financial Results

(unaudited, in thousands, except percentages)

	For the Fiscal Year Ended September 30, 2024
	Low	High
Net income	$68,000	$70,000
Interest expense, net	18,750	18,900
Provision (benefit) for income taxes	22,850	23,000
Depreciation, depletion and amortization	93,000	93,100
Equity-based compensation expense	15,000	15,250
Acquisition expenses	1,400	1,500

Adjusted EBITDA	$219,000	$221,750

Revenues	$1,821,000	$1,825,000
Adjusted EBITDA Margin	12.0%	12.2%

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Fiscal Year 2025 Outlook

(unaudited, in thousands, except percentages)

	For the Fiscal Year Ending September 30, 2025
	Low	High
Net income	$90,363	$105,636
Interest expense, net	65,000	65,000
Provision (benefit) for income taxes	30,137	35,864
Depreciation, depletion and amortization	128,000	137,000
Equity-based compensation expense	21,500	21,500
Acquisition expenses	3,000	3,000

Adjusted EBITDA	$338,000	$368,000
Revenues	$2,420,000	$2,520,000
Adjusted EBITDA Margin	14.0%	14.6%

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Fiscal Year 2023 Financial Results

(in thousands, except percentages)

For the Fiscal Year Ended September 30, 2023(1)
Net income	$49,001
Interest expense, net	17,346
Provision (benefit) for income taxes	16,403
Depreciation, depletion and amortization	79,100
Equity-based compensation expense	10,759

Adjusted EBITDA	$172,609
Revenues	$1,563,548
Adjusted EBITDA Margin	11.0%

(1)

The Company historically included within the definition of Adjusted EBITDA an adjustment for management fees and expenses related to the Company’s management services agreement with an affiliate of SunTx Capital Partners, a member of the Company’s control group. Effective October 1, 2023, the term of the management services agreement was extended to October 1, 2028. As a result of the term extension, the Company no longer views the management fees and expenses paid under the management services agreement as a non-recurring expense. Accordingly, periods commencing subsequent to September 30, 2023 do not include an adjustment for management fees and expenses. The Company has recast Adjusted EBITDA and Adjusted EBITDA Margin for the fiscal year ended September 30, 2023 to conform to the current definition.

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